Exhibit 10.4

* * — CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

COMPANION ANIMAL AAHA MARKETLINK MANAGEMENT AGREEMENT

This Agreement dated and effective as of March 1, 2009 is made by and between PFIZER Inc., 235 East 42nd Street, New York, New York 10017 (hereinafter, “PFIZER”) and MWI Veterinary Supply Co., 651 S. Stratford Drive, Ste 100, Meridian, ID 83642 (“MWI”).

1.             PFIZER hereby agrees to supply MWI as a designated product supplier for the PFIZER companion animal Products set forth on Exhibit A (the “Products”), to purchase from PFIZER and to resell to certain selected Veterinary Hospitals serviced by MWI who are members of the AAHA/MarketLink arrangement and listed in Exhibit E hereto, subject to the following terms and conditions.

2.             MWI recognizes and agrees to the following:

(a)           PFIZER has elected to work with MWI as a designated supplier to MWI serviced hospitals at the request of MWI. MWI agrees to work closely with PFIZER to coordinate logistics for the supply of Products to such hospitals;

(b)           PFIZER intends to sell to MWI as the logistics supplier for the hospitals. MWI understands and agrees that PFIZER has, and may in the future, run promotions and other activities that would be seriously prejudiced if MWI resells the Products to distributors or veterinarians who will resell the Products as a distributor. Incentive payments under Exhibit D hereto will only be paid by PFIZER to MWI for Sales to the hospitals listed on Exhibit B below or such customers who are added to Exhibit B by mutual agreement of PFIZER and MWI.

3.             MWI agrees to:

(a)           use its reasonable best efforts to sell the Products by focusing its primary effort at reselling to veterinary hospitals associated with MWI and to pet owner pharmaceutical customers of MWI serviced hospitals;

(b)           store and handle its inventory of Products under conditions that will ensure that such Products retain their potency, purity, quality, and identity;

(c)           accept shipments from PFIZER of Product at MWI 12 warehouse locations and provide all appropriate shipment and delivery options to the accounts serviced by MWI under this Agreement;

(d)           not sell the Products to distributors, manufacturers or to veterinarians who will resell any PFIZER Companion Animal Products outside an established veterinary/client/patient relationship, nor shall MWI sell the Products through brokers or non-employee agents;

(e)           set its resale prices for the Products independently and at its sole discretion;

(f)            provide PFIZER a projected monthly purchase schedule by the end of the second week of each month;

(g)           cooperate fully with PFIZER by actively participating in such strategy sessions as PFIZER reasonably may require, for the purpose of developing programs to increase use of the Products; and to cooperate fully with PFIZER in implementing all promotions and Sales campaigns for the Products;

(h)           distribute the Products only under the labeling provided by PFIZER; prescribe, recommend, suggest, and advertise each Product for use only under the conditions stated in the labeling provided by PFIZER; and observe all federal, state, and local laws governing the distribution of animal drugs. In the case of Products bearing the legend, “CAUTION: FEDERAL LAW RESTRICTS THIS DRUG TO USE BY OR ON THE ORDER OF A LICENSED VETERINARIAN,” or any similar legend, sell such Products only to or on the order of a licensed veterinarian for use in the course of his or her professional practice or to another person or entity regularly and lawfully engaged in the use, distribution or dispensing of such legend drugs;

(i)            MWI agrees that credit limits established by PFIZER shall be subject to change by PFIZER in its sole discretion and that no shipments will be made to MWI in excess of the established credit limits;

(j)            take no action, whether or not identified above, that would harm the goodwill or name of PFIZER, or damage the interests of PFIZER or the Products;

(k)           MWI shall immediately notify PFIZER in the event MWI obtains information indicating that any of the Products may have to be recalled either by virtue of applicable law or regulation or good business judgment. PFIZER shall control all efforts necessary to conduct any such recall. MWI shall cooperate with PFIZER, at PFIZER’s expense, and MWI agrees to maintain adequate records to conduct such recall, including the name, address and Product purchases of all purchasers of PFIZER Products;

(l)            Make payment to PFIZER for all product purchased from PFIZER /**/;

(m)          Provide to PFIZER by the close of business on the last business day of each PFIZER Accounting Period (as set forth in Exhibit F hereto) an inventory report covering all inventory purchased from PFIZER.

(n)           Provide PFIZER with a monthly accounting of Sales via EDI for purposes of allowing PFIZER proper credit to its sale professionals and provide to Covansys by the close of business on the last day of each PFIZER Accounting Period an inventory report covering all Product inventory purchased from PFIZER and setting forth in dollars at MWI’s acquisition cost from PFIZER the amount of inventory by Product. MWI agrees that PFIZER shall have the right, upon reasonable advance notice and during business hours to audit inventory in the possession of MWI to confirm compliance with this paragraph 4(n) and to confirm the accuracy of the data contained in the report.

(o)           Provide to Covansys its Health Industry Number, Customer Health Industry Number, PFIZER Product number, transaction date, ship to zip code, number of units and price with respect to each sale of Product, and unit inventories on each PFIZER Product sku that MWI sells.

(p)           MWI will also provide to PFIZER the information, services and opportunities set forth in Exhibit B hereto. MWI represents and warrants to PFIZER that it will only provide data to PFIZER, including specific patient and animal owner information that is allowable by law.

4.             PFIZER shall:

(a)           sell the Products to MWI at the prices provided for in Exhibit A. PFIZER shall have the unrestricted right to revise the prices, terms and conditions of the Price List, and to add or delete Products or package sizes, at anytime, and the revisions shall be effective on all orders submitted after the effective date of the price revisions. In all cases of orders received for other than immediate shipment, the price for the Products shall be that in effect at the time of shipment. Nothing herein shall prohibit PFIZER from raising or amending prices for Products. PFIZER agrees to provide MWI /**/ notice of any price increases. PFIZER shall be free to limit Sales of Products to MWI in advance of any price increases;

(b)           Compensate MWI in accordance with Exhibit D hereto;

(c)           allow MWI credit on prepaid returns in accordance with PFIZER’s Outdated Products Policy which is in effect at the time;

5.             Nothing in this Agreement shall be deemed to limit PFIZER’s ability to sell Products to any other party.

6.             All purchases by MWI pursuant to this Agreement shall be in accordance with the terms of PFIZER’s Pricing and Shipping Policies, as may be amended by PFIZER from time to time.

7.             The following standard conditions shall apply to all Sales under this Agreement:

(a)           all orders are subject to acceptance by PFIZER’s Home Office. Title to the goods shall pass to MWI once they have been properly delivered to the address designated by MWI. Products requiring temperature control will be shipped F.O.B. destination;

(b)           any tax or other charge upon the sale and/or shipment of the goods now or hereafter imposed by federal, state or municipal authorities (other than PFIZER’S income taxes) shall be paid by MWI. In the event that the price of any article includes transportation charges, any increase or decrease in transportation charges shall be for MWI’s account;

(c)           EXCEPT AS SET FORTH IN THIS AGREEMENT, OR IN THE LABELING OF THE PRODUCTS SOLD HEREUNDER, PFIZER MAKES NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE PRODUCTS;

(d)           PFIZER shall defend, indemnify, and hold MWI harmless from all liabilities, claims, demands, damages, costs and expenses, or money judgments incurred by MWI or rendered against it resulting from (a) any breach by PFIZER of this Agreement, (b) third party claims or actions for personal injury or property damage which arise out of the distribution or sale of PFIZER products or the failure to warn, except to the extent that such personal injury or property damage arises out of the negligence or willful misconduct of MWI, and (c) any claim that the Products, as sold by PFIZER, were defective, or (d) any claim that a Product or its associated labeling or advertising prepared by PFIZER infringes any patent, trademark, trademark, copyright or other intellectual property right of any third party.  PFIZER shall assume the defense of each such claim promptly after written notice from MWI. In the event PFIZER is found by any court of competent jurisdiction to be liable for any claim based in products liability, then PFIZER shall reimburse MWI’s reasonable legal fees incurred in the course of cooperating with PFIZER’s defense. To be covered by this defense and indemnity, MWI must: promptly notify PFIZER of any such claim; allow PFIZER to fully control the defense and/or resolution of the claim; and cooperate fully with PFIZER in the matter. This defense, indemnity and payment for legal fees shall not apply to claims alleging: MWI alteration, negligent handling or improper storage of the Products; sale of outdated Products; sale or recommendation of the Products for uses or in a manner not set forth in either the labeling supplied by PFIZER or as otherwise specified by PFIZER in writing; or sale of the Products after receipt of written notice from PFIZER that such Sales should be halted;

(e)           in no event shall either party be liable to the other for special, collateral, incidental, or consequential damages in connection with or arising out of the purchase, resale, or use of the Products. Except as provided under subparagraph 7(d), above, total damages recoverable against PFIZER by MWI shall be exclusively limited to the purchase price of the Products with respect to which damages are claimed;

(f)            failure of PFIZER to make or of MWI to take, when due, any delivery (or portion thereof) pursuant to an order hereunder, if occasioned by any circumstance or condition beyond the control of the party so failing, shall not subject the failing party to any liability to the other and, at the option of either party, that order or portion thereof not delivered may be canceled;

(g)           acceptance of MWI’s order by PFIZER is expressly made conditional upon the MWI’s acceptance of the conditions of sale as set forth herein, and the prices, terms and conditions of the Price List then in effect, notwithstanding acknowledgment or receipt of MWI’s purchase order containing additional or different provisions, or conflicting oral representations by any agent of PFIZER.

(h)           All orders to MWI will receive free shipping regardless of order size.

(i)            Payment Due Date: /**/. Payment Discount: /**/.

8.             This Agreement shall not be binding upon PFIZER until it is approved by PFIZER at its New York, New York headquarters.

9.             This Agreement shall be effective as of the date first written above and shall continue in force (hereinafter, the “Contract Term”) until August 31, 2009. Either party may terminate this agreement prior to the expiration date of the Contract Term (i) with or without cause, upon thirty (30) days written notice to the other party, or (ii) immediately upon written notice, in the event of a material breach by the other party. Notwithstanding the above, PFIZER may terminate this Agreement at any time on 15 days written notice to MWI in the event that PFIZER determines, in its sole discretion, that MWI has failed to comply with one or more of the terms and conditions set forth in paragraph 3 above. In addition, at its election, PFIZER may terminate this Agreement, upon thirty (30) days written notice to MWI, in the event that MWI fails to meet the level of Sales identified in Chart B of Exhibit D for two consecutive months.

10.           MWI and PFIZER acknowledge that in the performance of their duties hereunder MWI and PFIZER may obtain access to “Confidential Information” (as defined below) of each other.  MWI and PFIZER agree that during the term of this Agreement and for a period of three (3) years after the termination of this Agreement, unless specifically permitted in writing by the other party, to (a) retain in confidence and not disclose to any third party and (b) use only for the purpose of carrying out their duties hereunder, any such Confidential Information. As used herein the term “Confidential Information” means any information, or data, whether of a business or scientific nature and whether in written, oral or tangible form, relating to PFIZER’s and MWI’s business or potential business or its research and development activities, not generally available to or known to the public, and not otherwise known to the receiving party, that is disclosed to or learned by the other party pursuant hereto. Upon completion of the work provided for hereunder or other termination of this Agreement each party will return to the other party any documents, or copies thereof, or any product samples, containing or constituting Confidential Information disclosed to or generated by either party in connection with this Agreement.

11.           This Agreement shall be governed by the laws of the State of New York applicable to contracts to be fully performed therein. This Agreement is not assignable without the express written consent of PFIZER, and may be modified or amended only in writing signed by the party to be bound.

12.           This Agreement and documents referred to herein embody the entire understanding between the parties hereto, will supersede prior agreements relating to the Products, and may be modified only in writing and signed by the parties to be bound. No activities conducted pursuant to this Agreement or related thereto, including but not limited to the future planning activities of the parties, shall be deemed to give rise to any obligations on the part of either party other than as expressly provided for herein.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement.

MWI VETERINARY SUPPLY CO.		PFIZER INC.

BY:	/s/ Jim Cleary	BY:	/s/ Clinton A. Lewis, Jr.
Print Name:	Jim Cleary		Clinton A. Lewis, Jr.
Title:	President		President
U.S. Operations, PFIZER Animal Health

Date:	March 13, 2009	Date:	3/24/09

EXHIBIT A

Products

Biologicals

Product No.	Product Name	Rx	Pack Size	Saleable Unit
	Canine
3543	10 DS BRONCHICINE CAe		10	5
3551	1 DS BRONCHICINE CAe (50 x 1ds)		1	50
4275	1 DS VANGUARD-B		1	25
4945	1 DS VANGUARD DAP		1	25
4952	1 DS VANGUARD DAMP		1	25
4928	1 DS VANGUARD CV		1	50
5300	1 DS VANGUARD PLUS CPV		1	50
5301	10 DS VANGUARD PLUS CPV		10	5
5303	1 DS VANGUARD PLUS 5		1	25
5305	1 DS VANGUARD PLUS 5/CV		1	25
5181	1 DS VANGUARD L 4		1	25
5180	1 DS VANGUARD PLUS 5 L4		1	25
5179	1 DS VANGUARD PLUS 5 L4-CV		1	25
5250	1 DS PORPHYROMONAS DENTICANIS-GULAE-SALIVOSA**		1	25
3600	1DS CANINE GnRF IMMUNOTHERAPY**		1	5
	Rabies
4654	10 DS DEFENSOR 1		10	5
4627	1 DS DEFENSOR 3 (CALIF)		1	50
4628	10 DS DEFENSOR 3 (CALIF)		10	5
4996	1 DS DEFENSOR 3		1	50
4997	10 DS DEFENSOR 3		10	5
	Feline
4310	1 DS FELOCELL 4		1	25
4305	1 DS FELOCELL 3		1	25
5314	1 DS FELOCELL FVR C Ch		1	25
5313	1 DS FELOCELL FVR C		1	25
5312	1 DS FELOCELL P		1	25
4350	1 DS FELOCELL FVR C (IN)		1	25
4363	1 DS LEUKOCELL 2		1	50
4643	1 DS FELOCELL FIP (IN)		1	25
Biological Accessories
0204	NEOGEN SLIP TIP SYRINGE 22 ga., 0.75”			100
0205	NEOGEN LUER LOCK SYRINGE 22 ga., 0.75”			100
0862	RABIES TAGS			100

Product No.	Product Name	Rx	Pack Size	Saleable Unit
Anti-Infectives
8430	ALBON TABLETS 125 MG	Rx	200 CT	1
8431	ALBON TABLETS 250 MG	Rx	500 CT	1
8432	ALBON TABLETS 500 MG	Rx	100 CT	1
8433	ALBON TABLETS 500 MG	Rx	500 CT	1
8435	ALBON ORAL SUSP 5%	Rx	2 OZ	1
8436	ALBON ORAL SUSP 5%	Rx	16 OZ	1
8000	AMOXI-DROP 50MG	Rx	15 ML	12
8001	AMOXI-DROP 50MG	Rx	30 ML	12
8004	AMOXI-TABS 50 MG	Rx	500 CT	1
8005	AMOXI-TABS 100 MG	Rx	500 CT	1
8006	AMOXI-TABS 200 MG	Rx	500 CT	1
8007	AMOXI-TABS 150 MG	Rx	500 CT	1
8008	AMOXI-TABS 400 MG	Rx	250 CT	1
1422	DELTA ALBAPLEX TABLETS 60 MG	Rx	500 CT	1
1423	DELTA ALBAPLEX 3X TABLETS 180 MG	Rx	250 CT	1
1437	LINCOCIN STERILE SOLUTION 100 MG	Rx	20 ML	1
1438	LINCOCIN TABS 100 MG	Rx	500 CT	1
1439	LINCOCIN TABS 200 MG	Rx	250 CT	1
1440	LINCOCIN TABS 500 MG	Rx	100 CT	1
1441	LINCOCIN AQUADROPS	Rx	20 ML	12
8438	PRIMOR TABLET 120 MG	Rx	100 CT	1
8439	PRIMOR TABLET 120 MG	Rx	1000 CT	1
8440	PRIMOR TABLET 240 MG	Rx	100 CT	1
8441	PRIMOR TABLET 240 MG	Rx	500 CT	1
8442	PRIMOR TABLET 600 MG	Rx	100 CT	1
8443	PRIMOR TABLET 600 MG	Rx	250 CT	1
8444	PRIMOR TABLET 1200 MG	Rx	100 CT	1

Topical Antibiotics/Other Pharmaceuticals
8020	DERMA-CLENS		1 OZ	12
1460	MITABAN	Rx	10.6 ML	6
1460	MITABAN	Rx	10.6 ML	1-5 bottles
7047	MITA CLEAR		12 ML	12
7048	MITA CLEAR		22 ML	12
1471	NEO-PREDEF w/TETRACAINE TOPICAL POWDER	Rx	15 GM	12
8055	OTI-CLENS		4 OZ	12
6882	PAN OTIC		2 OZ	12
6883	PAN OTIC		12 OZ	1
8276	TRI-OPTIC-P OPHTHALMIC	Rx	1/80Z	12
8274	TRI-OPTIC-S OPHTHALMIC	Rx	1/80Z	12
1491	TRITOP	Rx	10 GM	12
1492	TRITOP (Bulk Pack)	Rx	144x 10GM	1

Product No.	Product Name	Rx	Pack Size	Saleable Unit
Sedatives

Anipryl
8191	ANIPRYL 2 MG (PURPLE)	Rx	30 CT	1
8192	ANIPRYL 5 MG (RED)	Rx	30 CT	1
8193	ANIPRYL 10 MG (BLUE)	Rx	30 CT	1
8194	ANIPRYL 15 MG (ORANGE)	Rx	30 CT	1
8195	ANIPRYL 30 MG (TEAL)	Rx	30 CT	1

Parasiticides
8512	REVOLUTION Cat 5.1-15 lbs (Blue)	Rx	6 PK	10
8513	REVOLUTION Dog 5.1-10 lbs (Purple)	Rx	6 PK	10
8514	REVOLUTION Dog 10.1-20 lbs (Brown)	Rx	6 PK	10
8515	REVOLUTION Dog 20.1-40 lbs (Red)	Rx	6 PK	10
8516	REVOLUTION Dog 40.1-85 lbs (Teal)	Rx	6 PK	10
8519	REVOLUTION Dog 85.1-130 lbs (Plum)	Rx	6 PK	10
8511	REVOLUTION Puppy/Kitten up to 5lbs (Mauve)	Rx	3 PK	10
8732	REVOLUTION Cat 5.1-15 lbs (Blue)	Rx	3 PK	10
8733	REVOLUTION Dog 5.1-10 lbs (Purple)	Rx	3 PK	10
8734	REVOLUTION Dog 10.1-20 lbs (Brown)	Rx	3 PK	10
8735	REVOLUTION Dog 20.1-40 lbs (Red)	Rx	3 PK	10
8736	REVOLUTION Dog 40.1-85 lbs (Teal)	Rx	3 PK	10
8737	REVOLUTION Dog 85.1-130 lbs (Plum)	Rx	3 PK	10

Parasiticides
7990	NEMEX 2 DISPLAY PACK		60 ML	12
7991	NEMEX 2 BULK PACK		60 ML	60
7992	NEMEX 2 SUSPENSION		PINT	1
7993	NEMEX SMALL DOG TABS		100 TABS	1
7994	NEMEX LARGE DOG TABS		50 TABS	1

Cestex
8032	CESTEX TABLET 12.5 MG (Red)	Rx	100 CT	1
8033	CESTEX TABLET 25 MG (Brown)	Rx	100 CT	1
8034	CESTEX TABLET 50 MG (Gray)	Rx	50 CT	1
8035	CESTEX TABLET 100 MG (Orange)	Rx	50 CT	1
8026	CESTEX TABLET HALF BOTTLE 12.5 MG (Red)	Rx	50 CT	1
8029	CESTEX TABLET HALF BOTTLE 25 MG (Brown)	Rx	50 CT	1
8031	CESTEX TABLET HALF BOTTLE 50 MG (Gray)	Rx	25 CT	1
8036	CESTEX TABLET HALF BOTTLE 100 MG (Orange)	Rx	25 CT	1

Feline Vitamins
8092	FAVOR WITH TAURINE		60 CT	1

Product No.	Product Name	Rx	Pack Size	Saleable Unit
Pet Tabs
8083	PET TABS		60 CT	1
8084	PET TABS		180 CT	1
8085	PET TABS		500 CT	1
8107	PET TABS PLUS		60 CT	1
8108	PET TABS PLUS		180 CT	1
Vi-Sorbits
8866	VI-SORBITS NEW FORMULA		50 CT	1
8868	VI-SORBTTS NEW FORMULA		200 CT	1
Unipet Nutritabs
1497	UNIPET NUTRITABS 300 CT *		300 CT	12
Specialties
8022	LAX-AIRE		3 OZ	1
8060	PET CAL TABLETS		60 CT	1
8061	PET CAL TABLETS		180 CT	1
8044	PET-TINIC		1 OZ	1
8045	PET-TINIC		4 OZ	1
Other Canine and Feline Products
8255	ELIMIN-ODOR PET ACCIDENT		8 OZ	1
8258	GEN PURPOSE ELIMIN-ODOR		8 OZ	1
8262	CANINE ELIMIN-ODOR		8 OZ	1
8264	FELINE ELIMIN-ODOR		8 OZ	1
8269	PET STAIN ELIMINATOR		8 OZ	1
8299	PET HAIR ATTRACTOR REFILL		12 CT	1
8300	PET HAIR ATTRACTOR		12 CT	1
0309	PLASTIC DISPENSING BAGS			250

*These products will be discontinued when inventory is depleted.

Exhibit B

AAHA/MarketLink Customer List of Customers for whom incentive Payments may be made under Exhibit D, Paragraph 2 includes /**/ Indentified AAHA/MarketLink Accounts and have been sent under separate cover.

Exhibit C

MWI-AAHA Marketlink 2009 Agreement

Revolution Customers that receive Logistics Fee for Sales in Excess of /**/ and with sales of /**/ or more count towards Incentive Payment

List of Approved Revolution Customers with Purchases Greater than /**/

HIN	NARC	NARC Name	Parent NARC	Approved Company
/**/	/**/	/**/	/**/	/**/

Exhibit D

Compensation

DEFINITIONS:

“Sales” shall mean revenues generated by gross sales of Products less any legitimate returns.

PFIZER shall compensate MWI as follows:

1.                                       LOGISTICS PAYMENT:

In return for MWI receiving shipments at its 12 shipping locations and reshipping to customers as specified in paragraph 3 (c) above, PFIZER shall pay MWI a logistics payment of /**/ of Sales out by MWI to the AAHA MARKETLink Customers listed in Exhibit E for all Sales out by MWI of PFIZER CAD products listed in Exhibit A only, including Sales out of up to /**/ of Revolution per customer for all customers, and Sales out of Revolution in excess of /**/ per customer only for those customers on the list provided in Exhibit C hereto. This payment will be made once every /**/. For purposes of this paragraph 1 AAHA MARKETLink Customers shall mean all those customers that are AAHA member practices.

2.                                       INCENTIVE PAYMENT:

(a)                                  PFIZER will pay MWI an Incentive Payment as described in this paragraph 2 of Exhibit D. The Incentive Payment will be based on Sales out by MWI only to customers who are on Exhibit B hereto at the time this Agreement is first signed by PFIZER and MWI. Sales to any Customers added to Exhibit B after the date of last signature hereto shall NOT qualify towards calculation of the incentive payment made under this paragraph 2.

(b)                                 The Incentive Payment shall be calculated as follows:

(i)                                     /**/

(ii)                                  /**/

3.                                       PRODUCT EXCLUSIONS:

(a)                                  This Agreement covers PFIZER companion animal products only, provided however, that Rimadyl, Clavamox, Simplicef, Dexdomitor, Antisedan, Doxirobe, Medrol, Antirobe, Temaril-P,Zeniquin Terramycin Opthalmic Ointment, Roccal D Plus, Depo Medrol 40mg/5ml and Solu Delta Cortef 100mg and 500mg /10ml are handled in separate agreements, and are not subject to the payment terms in this agreement. NO payment in any form shall be due to MWI for Sales by MWI of these products under this Agreement.

Chart A: Base Target VS. Target Milestones for 2009

SALES OUT TARGETS REPRESENTING GROWTH OVER BASE TARGET FOR 2009
Category	2008 Actual Sales	2009 Base Target	Tier 1 Sales Target /**/ Incentive Payment on incremental Sales above 2008 actual Sales if Sales Exceed:	Tier 2 Sales Target /**/ Incentive Payment on Incremental Sales above Tier 1 Sales Target if Sales Exceed:
Base Products *	/**/	/**/	/**/	/**/
4 - Way Lepto	/**/	/**/	/**/	/**/
Bronchicine	/**/	/**/	/**/	/**/
Cerenia	/**/	/**/	/**/	/**/
Convenia	/**/	/**/	/**/	/**/
Feline Revolution	/**/	/**/	/**/	/**/
Totals	/**/	/**/	/**/	/**/

Chart B: Monthly Base Target Schedule

BASE TARGETS (Sales per month)
Category	March- August 2009	March 2009	April 2009	May 2009	June 2009	July 2009	August 2009
Base Products*	/**/	/**/	/**/	/**/	/**/	/**/	/**/
4-Way Lepto	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Bronchicine	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Cerenia	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Convenia	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Feline Revolution	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Totals	/**/	/**/	/**/	/**/	/**/	/**/	/**/

Chart C: Monthly Tier 1 Target Schedule

TIER 1 TARGETS (Sales per month)
Category	March- August 2009	March 2009	April 2009	May 2009	June 2009	July 2009	August 2009
Base Products*	/**/	/**/	/**/	/**/	/**/	/**/	/**/
4-Way Lepto	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Bronchicine	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Cerenia	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Convenia	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Feline Revolution	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Totals	/**/	/**/	/**/	/**/	/**/	/**/	/**/

Chart D: Monthly Tier 2 Target Schedule

TIER 2 TARGETS (Sales per month)
Category	March- August 2009	March 2009	April 2009	May 2009	June 2009	July 2009	August 2009
Base Products*	/**/	/**/	/**/	/**/	/**/	/**/	/**/
4-Way Lepto	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Bronchicine	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Cerenia	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Convenia	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Feline Revolution	/**/	/**/	/**/	/**/	/**/	/**/	/**/
Totals	/**/	/**/	/**/	/**/	/**/	/**/	/**/

*All Products listed on Exhibit A other than Bronchicine, Cerenia, Convenia, L4 Vaccines, and Feline Revolution.

Exhibit E

/**/ Accounts for whom logistics payments will be made in accordance with Exhibit D, paragraph 1.